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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Performance" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report, dated February 7, 2007, on the financial statements and financial highlights of the Gateway Fund of The Gateway Trust included in the Annual Report to Shareholders for the fiscal year ended December 31, 2006, in Pre-Effective Amendment Number 4 to the Registration Statement (Form N-1A, No. 333-144744) of Gateway Trust.


                                          /s/ Ernst & Young LLP

Cincinnati, Ohio
November 19, 2007